For Immediate Release	Media Contact:	Alisha Goff
503/627-7075
alisha.goff@tektronix.com

	Analyst Contact:	Paul Oldham
503/627-4027
paul.r.oldham@tektronix.com
Tektronix Reports Results for the
First Quarter of Fiscal 2007
Strong Sales, Earnings Leverage and Continued
Flow of Innovative New Products
BEAVERTON, Ore., Sept. 14, 2006 — Tektronix, Inc. (NYSE: TEK) today reported net sales of $268.1 million and net earnings from continuing operations of $20.1 million or $0.24 per share for the first quarter ended August 26, 2006. This compares with net sales of $235.1 million and net earnings from continuing operations of $14.2 million or $0.17 per share for the same period last year. Excluding acquisition-related costs, business realignment costs, one-time items, and share-based compensation expense, net earnings from continuing operations were $29.2 million or $0.35 per share for the first quarter as compared with $21.3 million or $0.25 per share for the same period last year.
“This was a very good quarter for Tektronix with particular strength in sales and earnings,” said Rick Wills, Tektronix Chairman and CEO. “Sales grew 14% over last year with both the Instruments and the Communications businesses showing double-digit growth. Earnings outpaced sales growth with earnings per share up 40% over last year, demonstrating our ability to leverage our cost structure.”
Orders for the Instruments business were up 13% with strong growth from the oscilloscope and spectrum analyzer product categories. Growth in this business was the result of new products and a stable market overall. Wills noted, “We saw record orders for our spectrum analyzers as the market continues to respond favorably to our innovative real-time technology.”
Orders for the Communications business were down 19% due to the timing of a few large orders. “We saw orders for this business grow over 65% in the previous quarter and we again expect double-digit order growth next quarter,” Wills continued. “Sales were up 21% as some of the orders we received last year converted to revenue. Overall, this continues to be a healthy market
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driven by investment in next-generation telecommunications networks. Our ability to capitalize on this investment should continue to create opportunities for additional growth.”
During the quarter, we continued to execute our growth strategy by delivering a robust pipeline of major new products including a new oscilloscope series – the DPO70000, targeted at high-speed design applications, and the DSA70000 aimed at serial data designers. These products extend the uncompromised performance characteristics of the midrange DPO7000 series introduced earlier this calendar year. We also announced a new capability for the MTM400 Transport Stream Monitor that is designed to help simplify and strengthen network monitoring for Video over IP and IPTV applications.
In addition, in early August we began taking orders for a new Real-Time Spectrum Analyzer series that contributed to the record orders growth for this product category. These products provide breakthrough capabilities targeted at digital RF applications. Wills added, “The introduction of the RSA6100A series spectrum analyzers demonstrates our strategy to selectively enter new product categories and develop industry-leading products – which should enable us to grow faster than the market.”
Finally, in our Communications business, we introduced the K1297-G35, a new mobile test platform that provides the highest performance available for reliable testing of 3G and 3.5G broadband wireless network elements. This product enables customers to test modern mobile networks under simulated, yet realistic, conditions.
“Looking forward, we are encouraged by the progress of our recently introduced products and are excited about the strong product flow in our Instruments business in the coming quarters. In addition, we continue to be optimistic about our ability to capitalize on the significant investment being made by network operators in next-generation telecommunications networks,” concluded Wills.
Second Quarter Guidance
For the second quarter of fiscal 2007, the company expects net sales to be approximately $270 - $280 million. Earnings per share from continuing operations are expected to be between $0.33 and $0.37 before mostly non-cash acquisition-related costs, business realignment costs, one-time items and share-based compensation expense.
Recent highlights include the following:
New product introductions, including:
•	The DPO70000 Digital Phosphor Oscilloscope and the DSA70000 Digital Serial Analyzer. A new high-performance oscilloscope series, the DPO70000 provides industry-leading capabilities for high-speed design and analysis. The DSA70000 series has the same base
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performance but is optimized for the serial data designer, providing an ideal test platform for high-speed standards including PCI-Express, XAUI, FB-DIMM and Serial ATA.

•	The TDS1000B/TDS2000B series of digital storage oscilloscopes, a replacement for the world’s most popular oscilloscope, the TDS1000/TDS2000. These new versions of the ultra-lightweight, portable instruments add both Tektronix OpenChoice™ PC communication software and National Instruments SignalExpress™ Tektronix Edition interactive measurement software with USB connectivity.

•	A new monitoring solution for Video over IP and IPTV applications – the addition of the IP/GigE capability for the MTM400 MPEG Transport Stream Monitor is designed to help simplify and strengthen network monitoring by allowing network engineers to view Multi or Single Program Transport Streams over Gigabit Ethernet networks and identify signal degradation issues.

•	A new mobile test platform for 3G and 3.5G broadband wireless networks – the K1297-G35 Protocol Tester for mobile equipment manufacturers and mobile operators. This new platform offers the highest performance available for reliable testing of these networks with 14.4 Mbps on four inputs at the same time.

•	And, just after the close of the quarter, we publicly announced the RSA6100A Series Real-Time Spectrum Analyzers which provide an unmatched combination of real-time performance, capture bandwidth, and dynamic range to meet the needs of a broad range of cutting-edge digital RF applications. These new capabilities reveal never before seen phenomena for digital RF designers.
And a product award:
•	The Tektronix WFM7100 Video Waveform Monitor was awarded the “Outstanding Product” award for video production and broadcasting by Beijing International Radio, Film and Television Equipment Exhibition (BIRTV), for fast, reliable and easy content monitoring and measurement. This is the third year in a row that Tektronix’ video products have won the outstanding product award. BIRTV is the region’s largest exhibition for radio and TV service providers and equipment manufacturers.
In addition, today Tektronix declared a quarterly cash dividend of $0.06 per share on the outstanding common shares of the Company, payable on October 23, 2006 to shareholders of record as of the close of market on October 6, 2006.
Tektronix will hold its Annual Meeting of Shareholders on Thursday, September 21, 2006, at 10:00 a.m. Pacific at the company’s headquarters in Beaverton, Oregon.
Tektronix will be discussing its first quarter results and future guidance on a conference call today, beginning at 1:30 p.m. Pacific. A live Webcast of the conference call will be available at www.tektronix.com/ir. A replay of the Webcast will be available at the same Web site for one year.
Tektronix presents pro forma measures of net earnings and net earnings per share from continuing operations that exclude the effects of acquisition-related costs, business realignment costs and one-time items. The “Reconciliation of Pro Forma Measures to GAAP” reconciles the results of operations in accordance with generally accepted accounting principles (GAAP) to the pro forma results of operations. Tektronix presents pro forma results of operations to help readers differentiate the results of ongoing operating activity from results that include acquisition-related costs, business realignment costs and one-time items. Some of these items pertain to events that have not yet occurred and are not possible to ascertain with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP for projected amounts is provided. In addition, in line with common industry practice and in order to enable comparability with other technology companies, guidance for pro forma results of operations excludes the effects of share based compensation
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under FAS123R. Management of Tektronix uses these pro forma measures to evaluate the Company’s results of operations and for forecasting purposes.
Statements and information in this press release that relate to future events or results (including the Company’s statements and expectations regarding sales and earnings per share, markets, market position and market growth opportunities, strategic direction and the introduction of new products) are based on the Company’s current expectations. They constitute forward-looking statements subject to a number of risk factors, which could cause actual results to differ materially from those currently expected or desired. Those factors include: worldwide geopolitical and economic conditions; current and future business conditions in the electronics, communications, computer and advanced technologies industries; changes in order rates and customer cancellations, including changes in seasonal buying habits and timing of large orders; competitive factors, including pricing pressures, loss of key employees, technological developments and new products offered by competitors; changes in product and sales mix, and the related effects on gross margins; customer acceptance of large orders with delayed acceptance criteria; the Company’s ability to deliver a timely flow of competitive new products, and market acceptance of these products; the availability of parts and supplies from third-party suppliers on a timely basis and at reasonable prices; risks associated with compliance with the “Restriction of Hazardous Substances” worldwide regulatory provisions, including the associated conversion of current and future product designs and manufacturing processes to procure or produce lead-free products, and with export regulations; inventory risks due to changes in market demand or the Company’s business strategies; changes in effective tax rates; currency fluctuations; and the ability to develop effective sales channels. Further information on factors that could cause actual results to differ from those anticipated is included in filings made by the Company from time-to-time with the Securities and Exchange Commission, including but not limited to annual reports on Form 10-K and the quarterly reports on Form 10-Q.
About Tektronix
Tektronix is a leading supplier of test, measurement, and monitoring products, solutions and services for the communications, computer, and semiconductor industries – as well as military/aerospace, consumer electronics, education and a broad range of other industries worldwide. With 60 years of experience, Tektronix enables its customers to design, build, deploy, and manage next-generation global communications networks, advanced and pervasive technologies. Headquartered in Beaverton, Oregon, Tektronix has operations in 19 countries worldwide. Tektronix’ Web address is www.tektronix.com.
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Consolidated Statements of Operations

	Quarter Ended
	August 26,	August 27,
(In thousands, except per share amounts)	2006	2005

Net sales	$268,113	$235,060
Cost of sales	104,763	99,103

Gross profit	163,350	135,957

Research and development expenses	50,869	43,605
Selling, general and administrative expenses	79,873	68,565
Business realignment costs	2,596	2,481
Acquisition related costs and amortization	1,471	3,436
Loss on disposition of assets, net	554	4

Operating income	27,987	17,866

Interest income	4,670	3,092
Interest expense	(99)	(97)
Other non-operating expense, net	(1,011)	(986)

Earnings before taxes	31,547	19,875

Income tax expense	11,434	5,707

Net earnings from continuing operations	20,113	14,168
Gain (loss) from discontinued operations, net of income taxes	7	(82)

Net earnings	$20,120	$14,086

Earnings per share:
Continuing operations — basic	$0.25	$0.17
Continuing operations — diluted	$0.24	$0.17

Discontinued operations — basic	$—	$—
Discontinued operations — diluted	$—	$—

Net earnings — basic	$0.25	$0.17
Net earnings — diluted	$0.24	$0.17

Weighted average shares outstanding:
Basic	82,074	84,603
Diluted	83,542	85,297

Cash dividend declared per share	$0.06	$0.06
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Reconciliation of Pro Forma Measures to GAAP

	Quarter Ended						Quarter Ended
(In thousands, except per share amounts)	August 26, 2006						August 27, 2005
		Adjustments						Adjustments
				Share-based
	GAAP	Acquisitions		Compensation	Other	Pro Forma	GAAP	Acquisitions		Other	Pro Forma

Net sales	$268,113	—		—	—	$268,113	$235,060	—		—	$235,060
Cost of sales	104,763	(5,973	)(A)	—	—	98,790	99,103	(5,112	)(A)	—	93,991

Gross profit	163,350	5,973		—	—	169,323	135,957	5,112		—	141,069
Gross margin	60.9%					63.2%	57.8%				60.0%
Research and development expenses	50,869	—		(1,228)	—	49,641	43,605	—		—	43,605
Selling, general and administrative expenses	79,873	—		(2,973)	—	76,900	68,565	—		—	68,565
Business realignment costs	2,596	—		—	(2,596)	—	2,481	—		(2,481)	—
Acquisition related costs:
Write-off of IPR&D	—	—		—	—	—	365	(365)		—	—
Amortization of acquired intangible assets	1,335	(1,335)		—	—	—	1,284	(1,284)		—	—
Amortization of stock option compensation	81	(81)		—	—	—	90	(90)		—	—
Transition expenses	55	(55)		—	—	—	1,697	(1,697)		—	—

Total acquisition related costs	1,471	(1,471)		—	—	—	3,436	(3,436)		—	—
Loss on disposition of assets	554	—		—	—	554	4	—		—	4

Operating income	27,987	7,444		4,201	2,596	42,228	17,866	8,548		2,481	28,895
Operating margin	10.4%					15.8%	7.6%				12.3%
Other income, net	3,560	—		—	—	3,560	2,009	—		—	2,009

Earnings before taxes	31,547	7,444		4,201	2,596	45,788	19,875	8,548		2,481	30,904
Income tax expense	11,434	2,753		1,462	904	16,553	5,707	3,099		844	9,650

Net earnings from continuing operations	$20,113	4,691		2,739	1,692	$29,235	$14,168	5,449		1,637	$21,254
Earnings per share — diluted	$0.24					$0.35	$0.17				$0.25
Weighted average shares outstanding — diluted	83,542					83,542	85,297				85,297

(A)	Amortization of acquired intangible assets and non-cash expense for inventory step up adjustment to fair value
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Tektronix First Quarter 2007 Results.../7
Consolidated Balance Sheets

(In thousands)	August 26, 2006	May 27, 2006

ASSETS
Current assets:
Cash and cash equivalents	$200,360	$215,587
Short-term marketable investments	129,002	121,346
Trade accounts receivable, net	170,434	174,599
Inventories	165,438	156,351
Other current assets	68,161	69,002

Total current assets	733,395	736,885

Property, plant and equipment, net	126,868	127,510
Long-term marketable investments	105,351	103,839
Goodwill, net	306,134	307,189
Pension asset	236,539	239,128
Other long-term assets	111,557	119,539

Total assets	$1,619,844	$1,634,090

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$143,134	$133,323
Accrued compensation	65,174	71,718
Deferred revenue	72,415	66,677

Total current liabilities	280,723	271,718

Deferred income taxes	62,766	65,935
Other long-term liabilities	106,743	108,868

Shareholders’ equity:
Common stock	540,899	540,718
Retained earnings	605,075	620,465
Accumulated other comprehensive income	23,638	26,386

Total shareholders’ equity	1,169,612	1,187,569

Total liabilities and shareholders’ equity	$1,619,844	$1,634,090

Shares outstanding	82,515	83,719
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Selected Additional Financial Data

	Quarter Ended
	%	August 26,	August 27,
(Dollars in thousands)	Growth	2006	2005

Orders Data:

Orders	4%	$255,399	$245,515

U.S.	12%	96,194	86,131
International	(0%)	159,205	159,384

Instruments Business	13%	198,279	174,771
Communications Business	(19%)	57,120	70,744

Sales Data:

Net Sales	14%	$268,113	$235,060

U.S.	16%	97,979	84,403
International	13%	170,134	150,657

Instruments Business	12%	198,212	177,369
Communications Business	21%	69,901	57,691

Income Statement Items as a Percentage of Net Sales:

Cost of sales		39%	42%
Research and development expenses		19%	19%
Selling, general and administrative expenses		30%	29%
Business realignment costs		1%	1%
Acquisition related costs and amortization		1%	1%
Loss on disposition of assets, net		0%	0%
Operating income		10%	8%

Capital Expenditures and Depreciation:

Capital expenditures		$6,124	$8,744
Depreciation and amortization expense		$7,297	$7,006

Balance Sheet:	Quarter Ended	Year Ended
	August 26,	May 27,
	2006	2006
Cash and Marketable Investments:
Cash and cash equivalents	$200,360	$215,587
Short-term marketable investments	129,002	121,346
Long-term marketable investments	105,351	103,839

Cash and Marketable Investments	$434,713	$440,772

Accounts receivable as a percentage of net sales	16.1%	15.9%
Days sales outstanding	57.8	61.1
Countback days sales outstanding	49.3	46.6

Inventory as a percentage of net sales	15.0%	13.8%
Inventory turns	2.6	2.9

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